EXHIBIT 23(a)

                               CONSENT OF COUNSEL


Motors Mechanical Reinsurance Company, Limited:

We hereby consent to (i) the filing of our opinion as Exhibit 5 to the Amendment 2 (the "Amendment") to the Registration Statement of Integon Re (Barbados), Limited (the "Company"), on Form S-1 (333-34088) registering up to 30,000 shares of the Company's participating stock, and (ii) the reference to our name under the captions "Barbados Corporate Laws Provisions," "Legal Matters" and "Experts" in the Prospectus which is part of the Amendment 2.


                                             s/EVELYN, GITTENS & FARMER

Bridgetown, Barbados
March 16, 2001


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